EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Supernus to Present at Cowen and Company Healthcare Conference in March

Rockville, MD, February 20, 2014 - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, today announced that the Company’s management will provide a business update on the Company at the Cowen and Company Healthcare Conference.

Presentation Date:  Monday, March 3

Time:  1:30pm ET

Place:  The Boston Marriott Copley Place Hotel, Boston, MA

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR™ (extended-release topiramate). The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD, including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

Supernus Pharmaceuticals, Inc.
Jack A. Khattar, President and CEO
or
Gregory S. Patrick, Vice President and CFO
301-838-2591
or
Investor Contact:
Cockrell Group, 877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com